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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-105288) and related Prospectus of IntraBiotics Pharmaceuticals, Inc. for the registration of 2,762,103 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Palo Alto, California
September 18, 2003